Filed Pursuant to Rule 424(b)(5)

Registration No. 333-273431

Prospectus Supplement

(To Prospectus dated August 3, 2023)

1,400,000 Shares

Dolphin Entertainment, Inc.

Common Stock

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We are offering 1,400,000 shares of our common stock, par value $0.015 per share, at a public offering price of $1.65 per share pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on The Nasdaq Capital Market under the symbol “DLPN.” On October 27, 2023, the last reported sale price of our common stock was $1.54 per share.

In offering securities by means of this prospectus supplement and the accompanying base prospectus, we are relying on General Instruction I.B.6 of Form S-3, which limits the amount of securities we can sell pursuant to the registration statement to one-third of the market value of our common stock held by non-affiliates, or our public float, in any 12-month period. On the date of this prospectus supplement, our public float was $21,377,050 based on the closing sale price of our common stock of $1.54 on October 27, 2023. During the prior 12 calendar month period that ends on and includes the date of this prospectus supplement, we have not issued any shares of common stock pursuant to General Instruction I.B.6 of Form S-3 and accordingly we may sell up to approximately $7,054,426 of shares of common stock hereunder.

Investing in our common stock involves a high degree of risk. See the risks described in the “Risk Factors” section on page S-3 of this prospectus supplement, and in the documents incorporated by reference into this prospectus supplement and the base prospectus, respectively.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

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	Per Share	Total
Public offering price	$1.65	$2,310,000
Underwriting discounts and commissions (1)	$0.13	$184,800
Proceeds, before expenses, to us (2)	$1.52	$2,125,200

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(1)	For additional information about the expenses for which we have agreed to reimburse the underwriters in connection with this offering, see “Underwriting” on page S-8 of this prospectus supplement.
(2)	If the underwriters exercise the option in full, the total underwriting discount payable by us will be $212,520, and the total proceeds to us, before expenses, will be $2,443,980.

We have granted the underwriters the right to purchase up to an additional 210,000 shares of common stock. The underwriters may exercise this right at any time, in whole or in part, within 45 days following the date of this prospectus supplement.

The underwriters expect to deliver the shares of common stock on or about November 2, 2023, subject to customary closing conditions.

Sole Book Runner

MAXIM GROUP LLC

The date of this prospectus supplement is October 31, 2023.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

All references to the terms “Dolphin,” the “Company,” “we,” “us” or “our” in this prospectus supplement refer to Dolphin Entertainment, Inc., a Florida corporation, and its consolidated subsidiaries, unless the context requires otherwise.

This prospectus supplement, the accompanying prospectus and the documents incorporated in each by reference include important information about us, the shares being offered and other information you should know before investing in our common stock. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on this prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement is accurate as of any date other than as of the date of this prospectus supplement or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement or any sale of our common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus titled “Where You Can Find Additional Information” and “Incorporation of Information by Reference”.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, which are described under “Incorporation of Certain Information by Reference” in this prospectus supplement and under “Incorporation of Certain Information by Reference” in the accompanying prospectus. You should also carefully consider the matters discussed in the section in this prospectus supplement entitled “Risk Factors” and in the accompanying prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2022 and in other documents incorporated herein by reference.

Our Company

Overview

We are a leading independent entertainment marketing and premium content production company. Through our subsidiaries, 42West, The Door, Shore Fire, The Digital Department, Special Projects and Viewpoint, we provide expert strategic marketing and publicity services to many of the top brands, both individual and corporate, in the entertainment, hospitality and music industries. 42West (film and television), The Door (culinary, hospitality and consumer products), and Shore Fire (music) are each recognized global leaders in the PR and marketing services for the industries they serve. The Digital Department was formed from the combination of two of our subsidiaries, Be Social and Socialyte, and provides best-in-class influencer marketing capabilities. Special Projects is one of the entertainment industry’s leading talent booking and celebrity live event company. Viewpoint adds full-service creative branding and production capabilities to our marketing group. Dolphin’s legacy content production business, founded by our Emmy-nominated Chief Executive Officer, Bill O’Dowd, has produced multiple feature films and award-winning digital series, primarily aimed at family and young adult markets. Our Common Stock trades on The Nasdaq Capital Market under the symbol “DLPN”.

We have established an acquisition strategy based on identifying and acquiring companies that complement our existing entertainment publicity and marketing services and content production businesses. We believe that complementary businesses can create synergistic opportunities and bolster profits and cash flow.

We have also established an investment strategy, “Dolphin Ventures,” based upon identifying opportunities to develop internally owned assets, or acquire ownership stakes in others’ assets, in the categories of entertainment content, live events and consumer products. We believe these categories represent the types of assets wherein our expertise and relationships in entertainment marketing most influences the likelihood of success. We are in various stages of internal development and outside conversations on a wide range of opportunities within Dolphin Ventures. We intend to enter into additional investments during 2024, but there is no assurance that we will be successful in doing so, whether in 2024 or at all.

We operate in two reportable segments: our entertainment publicity and marketing segment and our content production segment. The entertainment publicity and marketing segment is composed of 42West, The Door, Shore Fire, The Digital Department, Special Projects and Viewpoint and provides clients with diversified services, including public relations, entertainment content marketing, strategic communications, social media marketing, talent booking, live event production, creative branding, and the production of promotional video content. The content production segment is composed of Dolphin Films, Inc. (“Dolphin Films”) and Dolphin Digital Studios, which produce and distribute feature films and digital content. The activities of our Content Production segment also include all corporate overhead activities.

Our Company Background

We were originally incorporated in the State of Nevada on March 7, 1995, and we subsequently domesticated in the State of Florida on December 4, 2014. Effective July 6, 2017, we changed our name from Dolphin Digital Media, Inc. to Dolphin Entertainment, Inc. Our principal executive offices are located at 150 Alhambra Circle, Suite 1200, Coral Gables, Florida 33134. We also have offices located at 600 3rd Avenue, 23rd Floor, New York, New York, 10016 and 1840 Century Park East, Suite 200, Los Angeles, California 90067. Our telephone number is (305) 774-0407 and our website address is www.dolphinentertainment.com. Neither our website nor any information contained on, or accessible through, our website is part of this prospectus supplement.

S-1

The Offering
Common stock offered by us	1,400,000 shares.

Offering Price	$1.65 per share.

Shares of common stock to be outstanding immediately after this offering(1)	18,141,344 shares of common stock. (or 18,351,344 shares of common stock if the underwriters exercise their option to purchase additional shares in full)

Over-allotment option

We have granted the underwriters an option to purchase up to an additional 210,000 shares of our common stock.  This option is exercisable, in whole or in part, for a period of 45 days from the date of this prospectus supplement

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including working capital. We may also use a portion of the net proceeds to acquire or invest in complementary businesses. See “Use of Proceeds” for additional information.

Risk factors	Investing in our securities involves risks. You should read carefully the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors that you should carefully consider before deciding to invest in our securities.

Common stock symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “DLPN.”

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(1)	The number of shares of our common stock outstanding is based on 16,741,344 shares outstanding as of October 27, 2023, which assumes no exercise of the underwriters’ option to purchase additional shares and excludes:

•	As of June 30, 2023, 20,000 shares of our common stock issuable upon the exercise of outstanding warrants at an exercise price of $3.91 per share;
•	shares of our common stock issuable upon the conversion of 50,000 shares of Series C Convertible Preferred Stock outstanding;
•	1,857,189 shares of our common stock reserved for future issuance under our 2017 Equity Incentive Plan;
•	Up to 2,332,877 shares of our common stock issuable upon the conversion of eleven convertible promissory notes outstanding. One of the convertible promissory notes has a fixed conversion price of $3.91 per share. The other ten convertible promissory notes have conversion prices based on a 90-day trailing trading average share price but cannot be converted for less than $2.00 per share for five of the convertible promissory notes and $2.50 for five of the convertible promissory notes.

S-2

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, the risks described under the heading “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2022 and in the accompanying prospectus and other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our audited consolidated financial statements and the related notes, before you decide whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition, results of operations, cash flow and prospects could be materially and adversely affected. As a result, the trading price of our common stock could decline and you could lose all or part of your investment in our common stock.

Risks Related to this Offering and our Common Stock

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering, as described in “Use of Proceeds”. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our market value.

You will experience immediate and substantial dilution.

The public offering price for the common stock offered pursuant to this prospectus supplement is substantially higher than the net tangible book value of each outstanding share of our common stock. Purchasers of common stock in this offering will experience immediate and substantial dilution on a book value basis. Following this offering, there will be an immediate increase in net tangible book value of approximately $0.17 per share to our existing shareholders, and an immediate dilution of $1.88 per share to investors purchasing shares in this offering, based on a public offering price of $1.65 per share. If the holders of outstanding options or other securities convertible into our common stock exercise those options or other such securities at prices below the public offering price, you will incur further dilution. Please see the section in the prospectus supplement entitled “Dilution” for a more detailed discussion of the dilution you will incur in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase shares of common stock in this offering. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions, may be higher or lower than the price per share in this offering. As a result, purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell at prices significantly below the price at which they invested.

We may require additional funding through further issuances of shares of our common stock, which may negatively affect the market price of our common stock.

To operate our business, we may need to raise additional capital through sales of our common stock or securities exercisable for or convertible into shares of our common stock. Future sales of our common stock, or securities exercisable for or convertible into shares of our common stock, including shares of our common stock issued upon exercise of warrants, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future.

S-3

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

This prospectus supplement contains “forward-looking statements” and information within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and intentions and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “will,” “would” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. We discuss our known material risks under Item 1.A “Risk Factors” contained in our Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Many factors could cause our actual results to differ materially from the forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Any forward-looking statement made by us in this prospectus supplement is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

S-4

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $1,985,200 (or approximately $2,303,980 if the underwriters’ over-allotment option is exercised in full).

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus supplement. We currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in complementary businesses. We are currently pursuing opportunities. The consummation of this offering is not conditioned upon the consummation of any such acquisition or investment. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering.

S-5

DILUTION

If you invest in the common stock being offered by this prospectus, you will suffer immediate and substantial dilution in the net tangible book value per share of common stock. Our net tangible deficit as of June 30, 2023 was approximately $(5.6) million, or approximately $(0.40) per share. Net tangible deficit per share represents our total tangible assets less total tangible liabilities, divided by the number of shares of common stock outstanding as of June 30, 2023.

Dilution in net tangible book value per share represents the difference between the public offering price per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale by us of shares in this offering, assuming all shares are sold, at a public offering price of $1.65 per share, after deducting estimated offering expenses payable by us, our net tangible book value as of June 30, 2023 would have been approximately $(3.6) million, or approximately $(0.23) per share of common stock. This represents an immediate increase of $0.17 in net tangible book value per share to our existing shareholders and an immediate dilution of $1.88 per share to purchasers of securities in this offering. The following table illustrates this per share dilution:

Public offering price per share	$1.65
Net tangible book value deficit per share as of June 30, 2023	$(0.40)
Increase in net tangible book value per share attributable to new investors	$0.17
Adjusted net tangible book value deficit per share as of June 30, 2023, after giving effect to the offering	$(0.23)
Dilution per share to new investors in the offering	$1.88

The above discussion and table assume no exercise of the underwriter’s option to purchase additional shares and do not include the following:

•	As of June 30, 2023, 20,000 shares of our common stock issuable upon the exercise of outstanding warrants at an exercise price of $3.91 per share;
•	shares of our common stock issuable upon the conversion of 50,000 shares of Series C Convertible Preferred Stock outstanding;
•	1,857,189 shares of our common stock reserved for future issuance under our 2017 Equity Incentive Plan;
•	Up to 2,332,877 shares of our common stock issuable upon the conversion of eleven convertible promissory notes outstanding. One of the convertible promissory notes has a fixed conversion price of $3.91 per share. The other ten convertible promissory notes have conversion prices based on a 90-day trailing trading average share price but cannot be converted for less than $2.00 per share for five of the convertible promissory notes and $2.50 for five of the convertible promissory notes.

S-6

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of June 30, 2023. Such information is set forth on the following basis:

•	on an actual basis; and
•	on a pro forma as adjusted basis, giving effect to the sale of the shares in this offering at a public offering price of $1.65 per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses.

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporated by reference into this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that we file from time to time with the SEC.

	As of June 30, 2023
	Actual	As Adjusted
Cash and cash equivalents	$7,001,403	$8,986,603
Restricted cash	1,127,960	1,127,960
Accounts receivable:
Trade, net of allowance of $1,003,898	$5,614,202	5,614,202
Other receivables	$3,312,398	3,312,398
Notes receivable	$4,630,416	4,630,416
Current Assets	$22,524,981	24,510,181
Total Assets	$65,819,617	67,804,817
Total liabilities	$39,715,129	39,715,129
Stockholders’ equity:
Preferred stock, Series C, $0.001 par value, 50,000 authorized, 50,000 shares issued and outstanding as of June 30, 2023.	1,000	1,000
Common stock, $0.015 par value, 200,000,000 shares authorized, 13,868,003 shares issued and outstanding as of June 30, 2023.	208,020	229,020
Additional paid-in capital	$146,038,511	148,002,711
Accumulated Deficit	$(120,143,043)	(120,143,043)
Total Stockholders’ Equity	$26,104,488	28,089,688
Total Liabilities and Stockholders’ Equity	$65,819,617	67,804,817

The calculation in the table above does not include the following as of June 30, 2023:

•	20,000 shares of our common stock issuable upon the exercise of outstanding warrants at an exercise price of $3.91 per share;
•	shares of our common stock issuable upon the conversion of 50,000 shares of Series C Convertible Preferred Stock outstanding;
•	1,857,189 shares of our common stock reserved for future issuance under our 2017 Equity Incentive Plan;
•	Up to 2,332,877 shares of our common stock issuable upon the conversion of eleven convertible promissory notes outstanding. One of the convertible promissory notes has a fixed conversion price of $3.91 per share. The other ten convertible promissory notes have conversion prices based on a 90-day trailing trading average share price but cannot be converted for less than $2.00 per share for five of the convertible promissory notes and $2.50 for five of the convertible promissory notes.

S-7

UNDERWRITING

We have entered into an underwriting agreement with Maxim Group LLC (the “Representative”), as representative of the underwriters listed below, dated October 31, 2023. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares listed next to its name in the following table:

Underwriter	Number of Shares
Maxim Group LLC	1,400,000

 The underwriters are committed to purchase all of the shares offered by us other than those covered by the over-allotment option described below, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted a 45-day option to the Representative, exercisable one or more times in whole or in part, to purchase up to 210,000 additional shares of common stock, less the underwriting discounts and commissions, to cover over-allotments, if any.

Discounts

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

		Total
	Per Share	Without Option	With Option
Public offering price	$1.65	$2,310,000	$2,656,500
Underwriting discounts and commissions	$0.13	$184,800	$212,520
Proceeds, before expenses, to us	$1.52	$2,125,200	$2,443,980

The underwriters propose to offer the shares offered by us to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares to other securities dealers at such price less a concession not to exceed $0.066 per share. If all of the shares offered by us are not sold at the public offering price, the Representative may change the offering price and other selling terms by means of a supplement to this prospectus.

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $140,000. This amount includes the Representative’s accountable expenses, including legal fees for Representative’s legal counsel, that we have agreed to pay at the closing of the offering in an aggregate amount of up to $75,000.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

S-8

Other Compensation

Within twelve (12) months following either the expiration of our engagement of the Representative or the consummation of the offering, if we complete any financing of equity, equity-linked, convertible or debt or other capital raising activity with any of the investors that were previously unknown to the Company and contacted or introduced by the Representative, the Representative will be entitled to compensation as set forth in this section.

Upon the closing of the offering contemplated hereby, and for a period of twelve (12) months from such closing, the Company grants the Representative the right of first refusal to act as co-lead managing underwriter and co-book runner, placement agent with at least 50% of the economics, or sales agent with at least 50% of the economics, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such twelve (12) month period of the Company, or any successor to or any subsidiary of the Company.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members. The Representative may agree to allocate a number of securities to the selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

●	Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

●	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of the securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriters sell more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters is concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriters and selling group members may engage in passive market making transactions in our securities in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

S-9

Certain Relationships

The underwriters and their affiliates have provided, or may in the future provide, various investment banking, commercial banking, financial advisory, brokerage or other services to us and our affiliates for which services they have received, and may in the future receive, customary fees and expense reimbursement.

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business for which they may receive customary fees and reimbursements of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that it may make an offer to the public in that Relevant Member State of any shares at any time under the following exemptions under the Prospectus Regulation:

a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives; or

c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

Notice to prospective investors in United Kingdom

In relation to the United Kingdom, no shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares that has been approved by the Financial Conduct Authority, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives; or

c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”),

provided that no such offer of shares shall require the issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

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For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, this prospectus is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with, persons who are outside the United Kingdom or persons in the United Kingdom (i) having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (ii) who are high net worth entities falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Persons who are not relevant persons should not take any action on the basis of this prospectus and should not act or rely on it.

Israel

Notice to prospective investors in Israel

In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase shares under the Israeli Securities Law, 5728—1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728–1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”) or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728—1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The issuer has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728—1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our shares to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728—1968. In particular, we may request, as a condition to be offered shares, that each Qualified Investor will represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728—1968 and the regulations promulgated thereunder in connection with the offer to be issued shares; (iv) that the shares that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728—1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728—1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

Canada.

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the placement agent is not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with this offering.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by K&L Gates LLP, Miami, Florida. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The audited consolidated financial statements as of December 31, 2022 and for the year ended December 31, 2022, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Dolphin Entertainment, Inc. as of December 31, 2021, and for the year ended December 31, 2021 incorporated by reference in this prospectus and in the registration statement have been incorporated in reliance on the report of BDO USA LLP, n/k/a BDO USA, P.A., independent registered public accounting firm, given on authority of said firm as experts in auditing and accounting.

The financial statements of Socialyte LLC and its subsidiary as of and for the years ended December 31, 2021 and 2020 incorporated by reference in this prospectus and in the registration statement have been audited by Aprio, LLP, independent auditors, as stated in their report, which is incorporated herein by reference.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Through our website at www.dolphinentertainment.com, you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. The information contained on, or accessible through, our website is not incorporated by reference in, and is not a part of this prospectus or any accompanying prospectus supplement. You also may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC to register the securities to be offered hereby. This prospectus supplement does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement. Information that we file with the SEC in the future and incorporate by reference in this prospectus supplement automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus supplement the following documents filed by us with the SEC, other than any portion of any such documents that is not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, as amended by that Annual Report on Form 10-K/A for the year ended December 31, 2022 filed with the SEC on May 1, 2023;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023 filed with the SEC on May 15, 2023 and August 14, 2023, respectively;
•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 10, 2023;
•	our Current Reports on Form 8-K filed with the SEC on January 13, 2023, January 30, 2023 and October 6, 2023;
•	a description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2020, including any amendment or reports filed for the purpose of updating this description; and
•	any document filed in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until this offering is completed.

This prospectus supplement does not, however, incorporate by reference any documents or portions thereof, whether specifically listed above or furnished by us in the future, that are not deemed “filed” with the SEC, including information “furnished” pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at the following address:

Dolphin Entertainment, Inc.
Attn: Mirta A. Negrini
150 Alhambra Circle, Suite 1200
Coral Gables, FL 33134
(305) 774-0407

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PROSPECTUS

Dolphin Entertainment, Inc.

$100,000,000 of Common Stock

Dolphin Entertainment, Inc., a Florida corporation (“us”, “we”, “our”, or the “Company”) may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, shares of our common stock, par value $0.015 per share (“Common Stock”) described in this prospectus, up to an aggregate amount of $100,000,000.

This prospectus provides you with a general description of the securities offered. Each time we offer and sell securities, we will file a prospectus supplement to this prospectus that contains specific information about the offering and, if applicable, the amounts, prices and terms of the securities. Such supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

We may offer and sell the securities described in this prospectus and any prospectus supplement directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commission or discounts.

Our Common Stock is currently quoted on The Nasdaq Capital Market under the symbol “DLPN”. On July 24, 2023, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $2.16 per share.

As of July 24, 2023, our public float, which is equal to the aggregate market value of our outstanding voting and non-voting common stock held by non-affiliates, was approximately $27,099,396, based on 14,025,158 shares of outstanding common stock, of which approximately 12,546,017 shares were held by non-affiliates, and a closing sale price of our common stock of $2.16 on that date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 2 of this prospectus and in the documents we filed with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated August 3, 2023.

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ABOUT THIS PROSPECTUS

This prospectus of Dolphin Entertainment, Inc., a Florida corporation (collectively with all of its subsidiaries, the “Company”, or “we”, “us”, or “our”) is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000 as described in this prospectus.

The registration statement of which this prospectus is a part provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

We will provide a prospectus supplement containing specific information about the amounts, prices and terms of the securities for a particular offering. The prospectus supplement may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

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PROSPECTUS SUMMARY

The items in the following summary are described in more detail later in this prospectus. This summary does not contain all of the information you should consider. Before investing in our securities, you should read the entire prospectus carefully, including the “Risk Factors” beginning on page 2 and in the documents we filed with the Securities and Exchange Commission that are incorporated in this prospectus by reference and the financial statements incorporated by reference.

Overview

We are a leading independent entertainment marketing and premium content production company. Through our subsidiaries, 42West, The Door, Shore Fire, Viewpoint, Be Social, B/HI, and Socialyte, we provide expert strategic marketing and publicity services to many of the top brands, both individual and corporate, in the entertainment, hospitality and music industries. 42West, The Door, and Shore Fire are each recognized global leaders in the PR and marketing services for the industries they serve. Viewpoint adds full-service creative branding and production capabilities to our marketing group and Be Social and Socialyte provide influencer marketing capabilities through their roster of highly engaged social media influencers. Dolphin’s legacy content production business, founded by our Emmy-nominated Chief Executive Officer, Bill O’Dowd, has produced multiple feature films and award-winning digital series, primarily aimed at family and young adult markets. Our Common Stock trades on The Nasdaq Capital Market under the symbol “DLPN”.

We have established an acquisition strategy based on identifying and acquiring companies that complement our existing entertainment publicity and marketing services and content production businesses. We believe that complementary businesses, such as live event production, can create synergistic opportunities and bolster profits and cash flow. We have identified potential acquisition targets and are in various stages of discussion with such targets.

We have also established an investment strategy, “Dolphin 2.0,” based upon identifying opportunities to develop internally owned assets, or acquire ownership stakes in others’ assets, in the categories of entertainment content, live events and consumer products. We believe these categories represent the types of assets wherein our expertise and relationships in entertainment marketing most influences the likelihood of success. We are in various stages of internal development and outside conversations on a wide range of opportunities within Dolphin 2.0. We intend to enter into additional investments during 2023, but there is no assurance that we will be successful in doing so, whether in 2023 or at all.

We operate in two reportable segments: our entertainment publicity and marketing segment and our content production segment. The entertainment publicity and marketing segment is composed of 42West, The Door, Shore Fire, Viewpoint, Be Social, B/HI and Socialyte and provides clients with diversified services, including public relations, entertainment content marketing, strategic communications, social media marketing, creative branding, and the production of promotional video content. The content production segment is composed of Dolphin Films, Inc. (“Dolphin Films”) and Dolphin Digital Studios, which produce and distribute feature films and digital content. The activities of our Content Production segment also include all corporate overhead activities.

Our Company

We were originally incorporated in the State of Nevada on March 7, 1995, and we subsequently domesticated in the State of Florida on December 4, 2014. Effective July 6, 2017, we changed our name from Dolphin Digital Media, Inc. to Dolphin Entertainment, Inc. Our corporate headquarters is located at 150 Alhambra Circle, Suite 1200, Coral Gables, Florida 33134. We also have offices located at 600 3rd Avenue, 23rd Floor, New York, NY, 10016, 37 West 17th Street, 5th Floor, New York, NY, 10011, 1840 Century Park East, Suite 700, Los Angeles, California 90067, and 12 Court Street, Suite 1800, Brooklyn, NY 11201. Our telephone number is (305) 774-0407 and our website address is www.dolphinentertainment.com. Neither our website nor any information contained on, or accessible through, our website is part of this prospectus.

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RISK FACTORS

An investment in our Common Stock involves significant risks. You should carefully consider the risk factors contained in our filings with the SEC, as well as all of the information contained in any prospectus supplement, free writing prospectus and amendments thereto, before you decide to invest in our Common Stock. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our Common Stock could decline as a result of any of these risks. You could lose all or part of your investment in our Common Stock. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” and information within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and intentions and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “will,” “would” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. We discuss our known material risks under Item 1.A “Risk Factors” contained in our Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Many factors could cause our actual results to differ materially from the forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in complementary businesses; however, we currently have no agreements or commitments to complete any such transaction. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering.

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DESCRIPTION OF OUR COMMON STOCK

The following description of our Common Stock is based upon our amended and restated articles of incorporation, as amended, our bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our amended and restated articles of incorporation, as amended, and our bylaws, copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Authorized Shares

We are authorized to issue 200,000,000 shares of Common Stock, par value $0.015 per share.

Common Stock

The holders of our Common Stock are generally entitled to one vote for each share held on all matters submitted to a vote of the shareholders and do not have any cumulative voting rights. Unless otherwise required by Florida law, once a quorum is present, matters presented to shareholders, except for the election of directors, will be approved by a majority of the votes cast. The election of directors is determined by a plurality of the votes cast.

Holders of our Common Stock are entitled to receive dividends if, as and when declared by the Board out of funds legally available for that purpose, subject to preferences that may apply to any preferred stock that we issue. In the event of our dissolution or liquidation, after satisfaction of all our debts and liabilities and distributions to the holders of any preferred stock that we issued, or may issue in the future, of amounts to which they are preferentially entitled, the holders of Common Stock will be entitled to share ratably in the distribution of assets to the shareholders.

There are no cumulative, subscription or preemptive rights to subscribe for any additional securities which we may issue, and there are no redemption provisions, conversion provisions or sinking fund provisions applicable to the Common Stock. The rights of holders of Common Stock are subject to the rights, privileges, preferences and priorities of any class or series of preferred stock.

Our amended and restated articles of incorporation, as amended and bylaws do not restrict the ability of a holder of our Common Stock to transfer his or her shares of our Common Stock.

All shares of our Common Stock will, when issued, be duly authorized, fully paid and nonassessable. The shares to be issued by us in this offering will be when issued and paid for, validly issued, fully paid and nonassessable.

Preferred Stock

Under our amended and restated articles of incorporation, as amended, we are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series. We are authorized to issue preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. Accordingly, the Board is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Common Stock and, in certain instances, could adversely affect the market price of our Common Stock.

Series C Convertible Preferred Stock

On February 23, 2016, we designated 1,000,000 shares of preferred stock as Series C Convertible Preferred Stock, par value $0.001 per share, which may be issued only to an “Eligible Series C Preferred Stock Holder” as defined below. As part of the merger consideration in our acquisition of Dolphin Films, Inc., on March 7, 2016, we issued 1,000,000 shares of Series C Convertible Preferred Stock to Dolphin Entertainment, LLC, an entity wholly owned by our President, Chairman and Chief Executive Officer, William O’Dowd. Effective July 6, 2017, we amended our articles of incorporation to reduce the number of Series C Convertible Preferred Stock outstanding in light of our 1-for-20 reverse stock split from 1,000,000 to 50,000 shares and to clarify the voting rights of the Series C Convertible Preferred Stock as described below.

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As of December 31, 2022 and 2021, the Series C Preferred Stock could be converted into 4,738,940 shares of our common stock. On September 29, 2022, the Company filed an amendment to its Certificate of Incorporation, approved by the Company’s stockholders on September 27, 2022, to increase the number of votes per share of common stock the Series C is convertible into from three votes per share to five votes per share. As of December 31, 2022, the holder of the Series C Preferred Stock was entitled to 23,694,700 votes. The holder of Series C Convertible Preferred Stock is entitled to vote together as a single class on all matters upon which common stockholders are entitled to vote. On November 12, 2020, we entered into a stock restriction agreement with Dolphin Entertainment, LLC that prohibits the conversion of Series C Convertible Preferred Stock into Common Stock unless the majority of the independent directors of the board of directors of the Company vote to remove the restriction. The Stock Restriction Agreement shall terminate upon a Change of Control (as such term is defined in the Stock Restriction Agreement) of the Company.

The Certificate of Designation also provides for a liquidation value of $0.001 per share and dividend rights of the Series C on parity with the Company’s Common Stock.

Anti-Takeover Provisions

As described above, our amended and restated articles of incorporation, as amended, provide that our Board may issue preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. Our preferred stock could be issued quickly and utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company or make removal of management more difficult. Our amended and restated articles of incorporation, as amended, and our bylaws provide that special meetings may be called only by a majority vote of the Board or by the holders of not less than 40% of all the shares entitled to vote.

Florida Anti-Takeover Statute

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

•	prior to the time that such shareholder became an interested shareholder, the board of directors of the corporation approved either the affiliated transaction or the transaction which resulted in the shareholder becoming an interested shareholder;
•	upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting shares of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting shares outstanding, but not the outstanding voting shares owned by the interested shareholder, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;
•	the affiliated transaction has been approved by a majority of the disinterested directors;
•	the corporation has not had more than 300 shareholders of record at any time during the 3 years preceding the announcement date;
•	the interested shareholder has been the beneficial owner of at least 80% of the corporation’s outstanding voting shares for at least 3 years preceding the announcement date;
•	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors;
•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 15% of a corporation’s outstanding voting shares. We have not made an election in our amended and restated articles of incorporation, as amended, to opt out of Section 607.0901.

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In addition, we are subject to Section 607.0902 of the Florida Business Corporation Act, which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Indemnification

Both our amended and restated articles of incorporation, as amended, and bylaws provide for indemnification of our directors and officers to the fullest extent permitted by Florida law.

PLAN OF DISTRIBUTION

We may from time to time offer and sell, separately or together, some or all of the securities covered by this prospectus. Registration of the securities covered by this prospectus does not mean, however, that the securities will be offered or sold.

The securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods, including the following:

•        transactions on The Nasdaq Stock Market LLC (including through at-the-market offerings) or any other organized market where the securities may be traded;

•        in the over-the-counter market;

•        in privately negotiated transactions;

•        through broker-dealers, who may act as agents or principals;

•        through one or more underwriters on a firm commitment or best-efforts basis;

•        in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act;

•        in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        through offerings of securities exchangeable, convertible or exercisable for the securities;

•        directly to one or more purchasers;

•        through agents; or

•        through any combination of the above.

At any time a particular offer of securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth:

•        the name or names of any underwriters, broker-dealers or agents;

•        the purchase price of the securities and the proceeds to be received by us from the sale;

•        any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation;

•        any public offering price;

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•        any discounts, commissions or concessions allowed or re-allowed or paid to dealers;

•        any additional risk factors applicable to the securities that we propose to sell; and

•        any securities exchange on which the securities may be listed.

Any such required prospectus supplement of which this prospectus is a part will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of securities covered by this prospectus.

Underwriters, broker-dealers or agents may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both the sellers and the purchasers. The compensation received may be in excess of customary discounts, concessions or commissions. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. The underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased. We may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities. In connection with such sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Underwriters, broker-dealers or agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, broker-dealers and agents, as well as their respective affiliates, may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

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Each series of securities will be a new issue of securities and will have no established trading market other than our common stock which is listed on The Nasdaq Stock Market LLC. Any common stock sold will be listed on The Nasdaq Stock Market LLC, upon official notice of issuance. The securities, other than our common stock, may or may not be listed on a national securities exchange or other organized market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by K&L Gates LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The audited consolidated financial statements as of December 31, 2022 and for the year ended December 31, 2022, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Dolphin Entertainment, Inc. as of December 31, 2021, and for the year ended December 31, 2021 incorporated by reference in this prospectus and in the registration statement have been incorporated in reliance on the report of BDO USA LLP, n/k/a BDO USA, P.A., independent registered public accounting firm, given on authority of said firm as experts in auditing and accounting.

The financial statements of Socialyte LLC and its subsidiary as of and for the years ended December 31, 2021 and 2020 incorporated by reference in this prospectus and in the registration statement have been audited by Aprio, LLP, independent auditors, as stated in their report, which is incorporated herein by reference.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the Company’s constituent documents, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Where You Can Find More Information

We are subject to the information requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). Accordingly, we file annual, quarterly and current reports, proxy statements as may be required and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

You can review our filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to the foregoing, we maintain a website at www.dolphinentertainment.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available at www.dolphinentertainment.com copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents separately filed by us with the SEC that contain such information. The information we incorporate by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede the information in this prospectus. The following documents filed by us with the SEC pursuant to Section 13(a) of the Exchange Act and any of our future filings under Sections 13(a), 13(c), 14 or 15 (d) of the Exchange Act, except for information furnished under Item 2.02 or 7.01 of Current Report on Form 8-K or other information “furnished” to the SEC, or any exhibits related thereto, made before the termination of the offering are incorporated by reference herein:

(1) our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 31, 2023, as amended by that Annual Report on Form 10-K/A for the year ended December 31, 2022 filed with the SEC on May 1, 2023;

(2) our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 filed with the SEC on May 15, 2023;

(3) our Current Reports on Form 8-K filed with the SEC on January 13, 2023 and January 30, 2023;

(4) a description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2020, including any amendment or reports filed for the purpose of updating this description; and

(5) all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including those made between the date of the initial registration statement that includes this prospectus and prior to the effectiveness of such registration statement (other than information furnished under Item 2.02 or Item 7.01 of any Form 8-K which information is not deemed filed under the Exchange Act).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost to the requester. Requests should be made by writing or telephoning us at the following address:

Dolphin Entertainment, Inc.

Attn: Mirta A. Negrini

150 Alhambra Circle, Suite 1200
Coral Gables, FL 33134

(305) 774-0407

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1,400,000 Shares

Dolphin Entertainment, Inc.

Common Stock

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PROSPECTUS SUPPLEMENT

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 MAXIM GROUP LLC

October 31, 2023